UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 14, 2005

                              PRIVATEBANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          ----------------------------

                 DELAWARE                             000-25887                         36-3681151
       (State or other jurisdiction           (Commission file number)               (I.R.S. employer
            of incorporation)                                                      identification no.)

            TEN NORTH DEARBORN                                                            60602
            CHICAGO, ILLINOIS                                                           (Zip Code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (312) 683-7100

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]   Written communications pursuant to Rule 425 under the Securities
                Act (17 CFR 230.425)

         [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

         [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
                  ------------------------------------------

         On April 14, 2005, PrivateBancorp, Inc. (the "Company") entered into an agreement and plan of merger (the "Agreement") to acquire Bloomfield Hills Bancorp. Inc. ("Bloomfield Hills") in a cash merger transaction valued at $64 million. Pursuant to the Agreement, which has been approved by Bloomfield Hills' shareholders, each share of Bloomfield Hills Class A common stock and Class B common stock outstanding immediately before the effective time of the merger will be converted into the right to receive the per share merger consideration, as defined in the Agreement. Upon completion of the merger, Bloomfield Hills will become a wholly-owned subsidiary of the Company.

         Consummation of the merger is subject to the receipt of all necessary federal and state regulatory approvals and satisfaction of certain other customary closing conditions as set forth in the Agreement. The transaction is expected to be completed early in the third quarter of 2005.

         The above description of the Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

         The Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by Bloomfield Hills are qualified by information in the confidential disclosure schedules attached to the Agreement. While the Company does not believe that these schedules contain information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

ITEM 7.01.        REGULATION FD DISCLOSURE.
                  ------------------------

         Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release issued by the Company on April 14, 2005, announcing the signing of the Agreement.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
                  ---------------------------------

         (c)      Exhibits.

                  Exhibit 2.1   Agreement  and  Plan of  Merger  by and
                                among PrivateBancorp, Inc., BHB Acquisition Corp., and Bloomfield Hills Bancorp. Inc., dated as of April 14, 2005.

                  Exhibit 99.1  Press Release dated April 14, 2005.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRIVATEBANCORP, INC.


Date:  April 14, 2005                   By:/s/ Ralph B. Mandell
                                           -------------------------------------
                                               Ralph B. Mandell
                                               Chairman of the Board and Chief
                                                 Executive Officer

                                 EXHIBIT INDEX

NUMBER                                          DESCRIPTION
------                                          -----------

Exhibit 2.1 Agreement and Plan of Merger by and among PrivateBancorp, Inc., BHB Acquisition Corp., and Bloomfield Hills Bancorp. Inc., dated as of April 14, 2005. The Agreement includes the following exhibits, which have been omitted from this report; the Company agrees to furnish a copy of these exhibits to the Commission supplementally upon request:

                       Exhibit A:       Certificate of Merger
                       Exhibit B:       Letter of Transmittal
                       Exhibit C-1:     Executive Employment Agreement (Provost)
                       Exhibit C-2:     Executive Employment Agreement (Burch)
                       Exhibit C-3:     Executive Employment Agreement (McQueen)
                       Exhibit D:       Retention Bonuses
                       Exhibit E-1:     Noncompetition, Nondisclosure and
                                          Nonsolicitation Agreements (Isakow and
                                          Schlaybaugh)
                       Exhibit E-2:     Noncompetition, Nondisclosure and
                                          Nonsolicitation Agreements (Provost,
                                          Burch and McQueen)
                       Exhibit F-1:     Resignations (BHB Directors)
                       Exhibit F-2:     Resignations (BHB Subsidiaries
                                          Directors)
                       Exhibit G:       Dykema Opinion
                       Exhibit H:       Vedder Price Opinion

Exhibit 99.1           Press Release dated April 14, 2005.